Exhibit 4.3

FORM OF GUARANTEED DEBT SECURITY

THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (DTC), OR A NOMINEE OF DTC, WHICH MAY BE TREATED BY THE COMPANY, THE GUARANTOR, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

REGISTERED NO. [ ]	PRINCIPAL AMOUNT: $[ ]
CUSIP NO. 66989H AJ7

NOVARTIS CAPITAL CORPORATION

3.000% NOTES DUE 2025

FULLY AND UNCONDITIONALLY GUARANTEED BY

NOVARTIS AG

Novartis Capital Corporation, a corporation organized under the laws of the State of Delaware (hereinafter called the Company, which term shall include any successor entity under the Indenture), for value received, hereby promises to pay to Cede & Co., as nominee for DTC, or registered assigns, upon presentation, the principal sum of [    ] Dollars ($[   ]) on November 20, 2025 (the Maturity Date) and to pay interest thereon from November 20, 2015 or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on May 20 and November 20 in each year (each an Interest Payment Date), commencing on May 20, 2016, at the rate of 3.000% per annum, until the entire Principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Record Date for such interest, which shall be May 5 or November 5 (whether or not a Business Day (as defined below)), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Record Date, and may either be paid to the Person in whose name this Security is registered at the close of business on a special record date for the payment of defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series at least 15 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the Principal of and interest on and any Additional Amounts in respect of this global Security will be paid to DTC for the purpose of permitting DTC to credit the Principal and interest received by it in respect of this global Security to the accounts of the beneficial owners thereof; provided, however, that if this Security is not a global Security, payment of the Principal of, interest on and Additional Amounts, if any, in respect of this Security will be made at the office or agency of the Trustee in The City of New York, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; and provided, further, that at the option of the Company payment of interest may be made by (a) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (b) transfer to an account of the Person entitled thereto located inside the United States.

If an Interest Payment Date or redemption date (including an Optional Make Whole Redemption Date (as defined on the reverse hereof)), or the maturity date, as the case may be, would fall on a day that is not a Business Day, then the Interest Payment Date or redemption date (including an Optional Make Whole Redemption Date), or the maturity date, as the case may be, will be postponed to the next succeeding Business Day, but no additional interest shall be paid unless the Company fails to make payment on such next succeeding Business Day.

A Business Day is any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or in Zurich, Switzerland are authorized or obligated by law, regulation or executive order to be closed.

Additional provisions of this Security are set forth following the signature page hereof, which provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed this [  ] day of [  ], [  ].

NOVARTIS CAPITAL CORPORATION

By:
Name:	Craig Osten
Title:	President

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one or all of the Securities of the series designated “3.000% Notes due 2025” pursuant to the within-mentioned Indenture.

HSBC BANK USA, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

GUARANTEE

OF

NOVARTIS AG

For value received, Novartis AG, a stock corporation (Aktiengesellschaft) incorporated under the laws of Switzerland, having its principal executive offices at Lichtstrasse 35, CH-4056 Basel, Switzerland (the Guarantor, which term includes any Person as a successor Guarantor under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby fully and unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee on behalf of each such Holder the due and punctual payment of the Principal of, interest on and any Additional Amounts payable in respect of such Security and the due and punctual payment of the sinking fund or analogous payments referred to therein, if any, when and as the same shall become due and payable, whether on the Maturity Date, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of Novartis Capital Corporation, a corporation organized under the laws of the State of Delaware (the Company, which term includes any successor Person under such Indenture), to punctually make any such payment of Principal, interest or Additional Amounts or any such sinking fund or analogous payment, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether on the Maturity Date or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

The indebtedness evidenced by this Guarantee is ranked equally and pari passu with all other unsecured and unsubordinated indebtedness of the Guarantor.

The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or the Trustee or any other circumstance that may otherwise constitute a legal or equitable discharge of a guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the Principal of such Security, or increase the interest rate thereon, or alter the Maturity Date thereof, or increase the Principal of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Article 7 of such Indenture. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under such Security and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the Principal of, interest on and Additional Amounts payable in respect of such Security. This Guarantee is a guarantee of payment and not of collection.

The Guarantor shall be subrogated to all rights of the Holder of such Security and the Trustee against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon such right of subrogation until the Principal of, interest on and Additional Amounts payable in respect of all Securities of the same series issued under such Indenture shall have been paid in full.

No reference herein to such Indenture and no provision of such Indenture shall alter or impair the guarantees of the Guarantor, which are absolute and unconditional, of the due and punctual payment of the Principal of, interest on and Additional Amounts payable in respect of, and any sinking fund or analogous payments with respect to, the Security upon which this Guarantee is endorsed.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Security shall have been manually executed by or on behalf of the Trustee under such Indenture.

All terms used in this Guarantee that are defined in such Indenture shall have the meanings assigned to them in such Indenture.

THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed this [  ] day of [  ], [  ].

NOVARTIS AG,
as the Guarantor

By:
Name:	Harry Kirsch
Title:	Authorized Signatory

By:
Name:	Dr. Felix R. Ehrat
Title:	Authorized Signatory

[REVERSE OF SECURITY]

This Security is one or all of a duly authorized issue of securities of the Company (herein called the Securities) issued and to be issued in one or more series under an Indenture, dated as of February 10, 2009 (herein called the Indenture), among the Company, Novartis Securities Investment Ltd., Novartis Finance S.A., Novartis AG, as guarantor (the Guarantor) and HSBC Bank USA, National Association, as trustee (herein called the Trustee, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one or all of the series designated as the “3.000% Notes due 2025.”

Additional Amounts are payable by the Company or the Guarantor, as applicable, as set forth in Section 4.5 of the Indenture, except that no Additional Amounts will be payable with respect to Taxes: (a) for or on account of any withholding or deduction imposed under the U.S. Internal Revenue Code of 1986, as amended, any U.S. Treasury Regulations or other guidance issued or agreements entered into thereunder, any official written interpretations thereof or any law implementing an intergovernmental approach thereto; or (b) that are imposed on a payment to an individual or a residual entity and are required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any subsequent meeting of the ECOFIN Council on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such Directive.

As provided in and subject to the provisions of the Indenture, the Securities in this series are redeemable in whole but not in part, at the discretion of the Company and at a redemption price equal to the Principal plus accrued but unpaid interest to the date of redemption (each such redemption, a Tax Redemption), if: (a) the Company determines that as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of a Relevant Taxing Jurisdiction (excluding, for the purposes of this section, the United States), or any change in the application or official interpretation of such laws, regulations or rulings, or any change in the application or official interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which any such jurisdiction is a party, the Company would be required to pay Additional Amounts with respect to such series of Securities on the next succeeding Interest Payment Date and the payment of such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company or the Guarantor, or withholding tax has been or would be required to be withheld with respect to interest income received or receivable by the Company directly from the Guarantor (or any affiliate) and such withholding tax obligation cannot be avoided by the use of reasonable measures available to the Company or the Guarantor (or any affiliate) or (b) the Company determines, based upon an opinion of independent counsel of recognized standing that, as a result of any action taken by any legislative body of, taxing authority of, or any action brought in a court of competent jurisdiction in, a Relevant Taxing Jurisdiction (excluding, for the purposes of this section, the United States), there is a substantial probability that the circumstances described in subsection (a) above would exist; provided, however, that no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts. The Company or the Guarantor will also pay to each Holder, or make available for payment to each such Holder, on the redemption date any Additional Amounts resulting from the payment of such redemption price.

In the event of a Tax Redemption, notice of such Tax Redemption to the Holders of Securities of any series to be redeemed in whole but not in part at the option of the Company shall be given by mailing notice of such Tax Redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities of such series at their last addresses as they shall appear upon the Security Register of the Company.

The Company, at its option at any time and from time to time prior to August 20, 2025 (the Par Call Date), may redeem the Securities (each such redemption, an Optional Make Whole Redemption), in whole or in part, at a redemption price (the Optional Make Whole Redemption Price) equal to the greater of (a) 100% of the principal amount of such Securities to be so redeemed; and (b) as determined by the Quotation Agent (as defined below), the sum of the present values of the Remaining Scheduled Payments, discounted to the date of such Optional Make Whole Redemption (each such date, an Optional Make Whole Redemption Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.15%, together with accrued and unpaid interest on the principal amount of the Securities to be so redeemed to, but excluding, the Optional Make Whole Redemption Date. On or after the Par Call Date, the company may, at its option at any time and from time to time, redeem the Securities (each such redemption, an Optional Par Redemption), in whole or in part, at a redemption price (the Optional Par Redemption Price) equal to 100% of the principal amount of such Securities to be so redeemed, together with accrued and unpaid interest on the principal amount of the Securities to be so redeemed to, but excluding, the date of such Optional Par Redemption (each such date, an Optional Par Redemption Date). Notwithstanding the foregoing, installments of interest on Securities that are due and payable on the Interest Payment Dates falling on or prior to an Optional Make Whole Redemption Date or Optional Par Redemption Date, as applicable, will be payable on the Interest Payment Date to Holders as of the close of business on the relevant Record Date according to the Securities and the Indenture. In connection with an Optional Make Whole Redemption, the following defined terms shall apply.

Comparable Treasury Issue means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term (as measured from the date of redemption) of the Securities to be redeemed (assuming the Securities matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities (assuming the Securities to be redeemed matured on the Par Call Date).

Comparable Treasury Price means, with respect to any Optional Make Whole Redemption Date, (i) the average of four Reference Treasury Dealer Quotations (as defined below) for such Optional Make Whole Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent for the Securities obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, the quotation.

Quotation Agent means any Reference Treasury Dealer appointed by the Company.

Reference Treasury Dealer means (i) each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and UBS Securities LLC (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a Primary Treasury Dealer), the Company will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

Reference Treasury Dealer Quotations means, with respect to each Reference Treasury Dealer and any Optional Make Whole Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Optional Make Whole Redemption Date.

Treasury Rate means, with respect to any Optional Make Whole Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Optional Make Whole Redemption Date.

Remaining Scheduled Payments means, with respect to each Security to be so redeemed, the remaining scheduled payments of Principal thereof and interest thereon (not including any portion of such payments of interest accrued as of the Optional Make Whole Redemption Date), that would be due if the Security matured on the Par Call Date.

Notice of any Optional Make Whole Redemption or Optional Par Redemption will be mailed at least 30 days but not more than 60 days before the Optional Make Whole Redemption Date or Par Redemption Date, as applicable, to each Holder of the Securities to be so redeemed. Notice of such Optional Make Whole Redemption or Optional Par Redemption will be published in a daily newspaper of general circulation in the United States by the Company, and the Company will give notice of any such Optional Make Whole Redemption or Optional Par Redemption to any exchange on which the Securities are listed. On and after any Optional Make Whole Redemption Date or Par Redemption Date, as applicable,, interest will cease to accrue on the Securities or portions thereof called for Optional Make Whole Redemption or Optional Par Redemption, as applicable. On or before the Optional Make Whole Redemption Date or Optional Par Redemption Date, as applicable, the Company will deposit with a Paying Agent (or the Trustee) money sufficient to pay the Optional Make Whole Redemption Price or Optional Part Redemption Price, as applicable, of and accrued interest on the Securities to be redeemed on such Optional Make Whole Redemption Date or Optional Par Redemption Date, as applicable. If less than all of the Securities are to be so redeemed, the Securities to be so redeemed shall be selected by lot by DTC, in the case of Securities represented by a Global Security, or by the Trustee by such method as the Trustee deems to be fair and appropriate, in the case of Securities that are not represented by a Global Security.

The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company and the Guarantor, in each case, upon compliance by the Company and the Guarantor with certain conditions set forth in the Indenture, which provisions apply to this Security.

Notwithstanding Section 7.1 of the Indenture, only if one or more of the following Events of Default with respect to the Securities of this series shall occur and be continuing may the Principal of the Securities of this series be declared due and payable in the manner and with the effect provided in the Indenture:

•                  default in the payment of all or any part of the Principal of any Security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment, or otherwise, and such default continues for more than two Business Days;

•                  default in the payment of any interest on or any Additional Amounts payable in respect of any Security of such series when the same becomes due and payable, and such default continues for a period of 30 days;

•                  default or breach of any other covenant or agreement of the Company or the Guarantor in this Indenture with respect to any Security of such series (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with elsewhere in Section 7.1 of the Indenture), and such default or breach continues for a period of 90 days after there has been given to the Company and the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of 25% or more in aggregate principal amount of the Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

•                  (i) any Indebtedness of, or guaranteed by, the Company or the Guarantor is not paid at its stated maturity or (as the case may be) within any originally applicable grace period; or (ii) any such Indebtedness, or guarantee, of the Company or the Guarantor (as the case may be) becomes due and payable prior to its stated maturity by reason of an event of default (howsoever described); provided that (x) the amount of Indebtedness referred to in sub-paragraph (i) and/or sub-paragraph (ii) above individually or in the aggregate exceeds $350,000,000 (or its equivalent in any other currency or currencies); and (y) there shall not be deemed to be a default (i) where the Company or the Guarantor in good faith claims a right of set-off or otherwise contests its obligations to pay or (ii) if such acceleration is annulled or such payment or repayment is made within 10 days after there has been given to the Company and the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of 25% or more in aggregate principal amount of the Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

•                  an encumbrancer or a receiver or a person with similar functions appointed for execution (in Switzerland a Liquidator or Konkursverwalter) taking possession of the whole or any substantial part of the assets or undertaking of the Company or the Guarantor or a distress, execution or other process being levied or enforced upon or sued out against a substantial part of the property or assets of the Company or the Guarantor and not being paid, discharged, removed or stayed within 30 days;

•                  the Company or the Guarantor stopping payment or ceasing business (except in each case in circumstances previously approved by the Holders of a majority in Principal (or, if any Securities are Original Issue Discount Securities, such portion of the Principal of the Securities of the relevant series as may then be accelerated under Section 7.2 of the Indenture) of the outstanding Securities of all series affected (all such series voting as one class);

•                  the Company becoming bankrupt or insolvent or entering into a moratorium or making a general assignment for the benefit of its creditors;

•                  the Guarantor becoming bankrupt or insolvent (or is obliged to notify the court of its financial situation in accordance with Article 725 (2) of the Swiss Code of Obligations) or entering into a provisional or definitive moratorium (provisorische or definitive Nachlassstundung) or making a general arrangement with its creditors (Nachlassvertrag);

•                  an order being made or effective resolution passed for the winding-up or dissolution of the Company or the Guarantor except a winding-up or dissolution, the terms of such winding-up or dissolution having previously been approved by the Holders of a majority in Principal (or, if any Securities are Original Issue Discount Securities, such portion of the Principal of the Securities of the relevant series as may then be accelerated under Section 7.2 of the Indenture) of the outstanding Securities of all series affected (all such series voting as one class) or (ii) a winding-up or dissolution in connection with any consolidation, merger or sale in accordance with the provisions described under “Description of Debt Securities — Consolidation, Merger or Sale” in the accompanying prospectus; or

•                  if the Guarantee with respect to the relevant series of Securities ceases to be, or is claimed by the Guarantor not to be, in full force and effect.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of all such affected series at the time outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee and offered the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request and, for 60 days after receipt of such notice, request and offer of indemnity, the Trustee shall have failed to institute any such proceeding, and, during such 60-day period, the Trustee shall not have received from the Holders of a majority in principal amount of the Securities of this series at the time outstanding a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities affected by such amendment. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company or the Guarantor, or both, with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Company may, from time to time, without the consent of the Holders of the Securities, increase the principal amount of the Securities by issuing additional Securities in the future on the same terms and conditions as the Securities in all respects, except for any differences in the issue date, issue price and first payment of interest thereon, and with the same CUSIP number as the Securities. The Securities and any additional Securities shall rank equally and ratably and shall be treated as a single series for all purposes under the Indenture. The Company will not issue any additional Securities unless such additional Securities are fungible with the Securities for U.S. federal income tax purposes.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place of payment where the Principal and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Guarantor and the Trustee for the Securities duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denomination and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations set forth therein, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Guarantor, the Trustee, or any such agent shall be affected by notice to the contrary.

The obligations of the Company and the Guarantor under the Indenture and this Security and all documents delivered in the name of the Company or the Guarantor, as the case may be, in connection herewith and therewith do not and shall not constitute personal obligations of the directors, officers, employees, agents or shareholders of the Company or the Guarantor or any of them, and shall not involve any claim against or personal liability on the part of any of them, and all persons including the Trustee shall look solely to the assets of the Company and the Guarantor for the payment of any claim thereunder or for the performance thereof and shall not seek recourse against such directors, officers, employees, agents or shareholders of the Company or the Guarantor or any of them or any of their personal assets for such satisfaction. The performance of the obligations of the Company and the Guarantor under the Indenture and this Security and all documents delivered in the name of the Company or the Guarantor, as the case may be, in connection therewith shall not be deemed a waiver of any rights or powers of the Company or the Guarantor or their respective directors or shareholders under the Company’s or the Guarantor’s respective Articles of Incorporation.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE AND THE SECURITIES, INCLUDING THIS SECURITY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused “CUSIP” numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby
sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address, including Zip Code, of Assignee)

the within Security of Novartis Capital Corporation and                                                                                                                               hereby does irrevocably constitute and appoint                                                                                                                               attorney to transfer said Security on the books kept for the registration thereof with full power of substitution in the premises

Dated:

Signature

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Security in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:

NOTICE: Signature(s) must be guaranteed by an “eligible guarantor institution” that is a member or participant in a “signature guarantee program” (e.g., the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program and the New York Stock Exchange Medallion Program).